BURLINGTON RESOURCES INC.
                            EARNINGS (LOSS) PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)


                                                                                                 FIRST QUARTER
                                                                           ---------------------------------------------------------

                                                                                          1996                           1995
                                                                           ---------------------------   ---------------------------
                                                                            Earnings        Shares           Loss          Shares
                                                                           -----------  --------------   ---------   ---------------

                                                                                (Dollars in Millions, Except per Share Amounts)
Primary earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding .............................................   $         38    126,340,882    $         (5)    126,513,332
   Stock options assumed exercised - net .............................           --          401,011            --           461,577
                                                                         ------------   ------------    ------------    ------------

   Total net earnings (loss) and primary common shares ...............   $         38    126,741,893    $         (5)    126,974,909
                                                                         ------------   ------------    ------------    ------------
                                                                         ------------   ------------    ------------    ------------


   Primary earnings (loss) per common share ..........................   $        .30                   $       (.04)
                                                                         ------------                   ------------
                                                                         ------------                   ------------


Fully diluted earnings (loss) per common share
Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding .............................................   $         38    126,340,882    $         (5)    126,513,332
   Stock options assumed exercised - net .............................           --          444,218            --           658,802
                                                                         ------------   ------------    ------------    ------------

   Total net earnings (loss) and fully diluted common shares .........   $         38    126,785,100    $         (5)    127,172,134
                                                                         ------------   ------------    ------------    ------------
                                                                         ------------   ------------    ------------    ------------



   Fully diluted earnings (loss) per common share ....................   $        .30                   $       (.04)
                                                                          ------------                  ------------
                                                                          ------------                  ------------
                                      -10-
